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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2002
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other Jurisdiction of Incorporation)	1-2189 (Commission File Number)	36-0698440 (I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (847) 937-6100

Item 4.    Changes in Registrant's Certifying Accountant.

        On April 26, 2002, the Board of Directors of Abbott Laboratories ("Abbott"), upon the recommendation of its Audit Committee, engaged Deloitte & Touche LLP ("Deloitte") as Abbott's independent auditors.

        During Abbott's two most recent fiscal years and the subsequent interim period through the date of this Form 8-K, neither Abbott nor anyone on its behalf consulted with Deloitte regarding any of the matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES
Date: May 2, 2002	/s/ THOMAS C. FREYMAN
	By:	Thomas C. Freyman Senior Vice President, Finance and Chief Financial Officer

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  Item 4. Changes in Registrant's Certifying Accountant .
SIGNATURE